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                                                                    Exhibit 10.6


                         FIFTH AMENDMENT TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT
                      ------------------------------------


         This Fifth Amendment to Amended and Restated Loan and Security Agreement, dated as of March 27, 1998, between DURAMED PHARMACEUTICALS, INC., a Delaware corporation (referred to herein as "Borrower") and THE PROVIDENT BANK ("Bank"), an Ohio banking corporation.

                                   WITNESSETH

         WHEREAS, Borrower and Bank have previously entered into an Amended and Restated Loan and Security Agreement dated December 31, 1994 as previously amended by a First Amendment to Amended and Restated Loan and Security Agreement dated August 22, 1995, a Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 30, 1995 a Third Amendment to Amended and Restated Loan and Security Agreement dated December 22, 1995 and a Fourth Amendment to Amended and Restated Loan Agreement dated March 31, 1997 (the "Loan and Security Agreement");

         WHEREAS, Borrower wishes to extend the maturity of certain of the Loans;

         WHEREAS, Bank is willing to extend the maturity of the Loans subject to the terms of this Agreement; and

         WHEREAS, the terms used in this Agreement shall have the meanings as defined in the Loan and Security Agreement.

         NOW, THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereto desiring legally to be bound, hereby agree as follows:

         1. The terms of the Ten Million Five Hundred Thousand Dollar ($10,500,000) Promissory Note dated December 31, 1994 are hereby amended to provide that the maturity date of the Note is extended to April 1, 1999. Borrower shall have no further right to borrow in excess of Six Million Five Hundred Thousand Dollars ($6,500,000) under the Ten Million Five Hundred Thousand Dollar ($10,500,000.00) Promissory Note dated December 31, 1994.

         2. Section 5.15 of the Loan and Security Agreement is hereby amended to amend clause (a) of the first sentence thereof to read as follows:

                  "(a) Stockholder's Equity shall at all times be not less than the sum of $14,000,000 plus the cumulative amount of any increase in Duramed's Stockholder's Equity resulting from the conversion of Duramed's Series F Convertible Preferred Stock on or prior to the date of measurement."

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         3. Borrower hereby represents and warrants that no Event of Default, or event which with the passage of time or the giving of notice, or both, should become an Event of Default, has occurred and is continuing as of the date hereof.

         4. All of the terms and conditions of the Loan and Security Agreement not amended hereby shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Amended and Restated Loan and Security Agreement to be executed and delivered as of the date first above written.

                                        DURAMED PHARMACEUTICALS, INC.



                                        By: /s/ TIMOTHY J. HOLT
                                           -------------------------------------
                                                Timothy J. Holt



                                        THE PROVIDENT BANK



                                        By: /s/ ROBERT L. HOVERSON
                                           -------------------------------------
                                                Robert L. Hoverson